EXHIBIT 10.46

Comerica Bank-California
55 Almaden Boulevard
San Jose, CA 95113-1609

April 19, 2000

(408)556-5836

Via Facsimile And First Class Mail

Gary O. Rhea, Cfo
Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555

Re: Revolving Loan and Security Agreement dated as of May 15, 1997, as modified from time to time in writing (the "Agreement"), between Versant Corporation ("Borrower") and Comerica Bank - California ("Bank")

Dear Gary:

          We have learned of the following breach of the Agreement based upon Borrower prepared financial statements as of the fiscal quarter ending March 31, 2000.  Borrower is in violation of the following:

          Section 6.17 (f) Net Operating Cash, as defined in FASB 95 and 102, not less than <$365,000> as of the last day of the fiscal quarter ending March 31, 2000;

          Bank has agreed to waive the breach described above for the period ending March 31, 2000.  Except as specifically set forth in this letter, all other terms and conditions of the Agreement shall remain in full force and effect.  This waiver is not a waiver of any other, or future breach, of any other term or condition of the Agreement.

Very truly yours,
Comerica Bank - California
/s/ Roland Tucker
Roland Tucker
Vice President